Exhibit 10.11

FIRST AMENDMENT TO EXCHANGE AND SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into as of October 13, 2026 (the “Amendment Effective Date”), by and among Vroom, Inc., a Delaware corporation (the “Company”), the Investors listed on the signature pages hereto (the “Investors”), and Acquiom Agency Services LLC, in its capacity as successor collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Investors and Annox Capital Management, LLC, as the initial collateral agent (the “Resigning Agent”), are parties to that certain Exchange and Subscription Agreement, dated as of May 14, 2026 (as amended by the Successor Agent Agreement (as defined below) and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Agreement”), pursuant to which the Company issued its Senior Secured Delayed Draw Convertible Notes due 2032 (the “Notes”) with a Maximum Commitment Amount of $50,000,000;

WHEREAS, pursuant to that certain Successor Agent Agreement, dated as of June 17, 2026 (the “Successor Agent Agreement”), among Acquiom Agency Services LLC, the Resigning Agent, the Company and the Required Holders, the Resigning Agent resigned as Collateral Agent and Acquiom Agency Services LLC was appointed as, and accepted appointment as, successor Collateral Agent under the Agreement, the Security Agreement and the other Transaction Documents;

WHEREAS, the Company has requested that the Maximum Commitment Amount be increased by $10,000,000 to an aggregate of $60,000,000 (such $10,000,000 increase, the “Incremental Commitment”), and Mudrick Capital Management, L.P. (“Mudrick”) and Annox Capital, LLC (“Annox” and, together with Mudrick, the “Increasing Investors”) have agreed to increase their respective Maximum Commitment Amounts by $8,500,000 and $1,500,000, respectively, on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the definition of “Maximum Commitment Amount” in the Notes, the Maximum Commitment Amount of a Holder may be increased only with such Holder’s express written consent, and each Increasing Investor, by its execution of this Amendment, hereby provides such consent;

WHEREAS, pursuant to Section 9.13 of the Agreement, the Agreement may be amended by a writing duly executed by the Company, the Collateral Agent and the Required Holders, and the Investors party hereto constitute the Required Holders;

WHEREAS, the Company may from time to time after the date hereof sell the Google Antitrust Claims (as defined below) to one or more third parties, and the Company has requested that the Required Holders and the Collateral Agent consent to any such sale and release the Collateral Agent’s security interest in the Google Antitrust Claims upon consummation thereof, as set forth herein; and

WHEREAS, the Special Committee of the Board of Directors of the Company has approved this Amendment and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement (or, if not defined therein, in the Notes).

2. Increase in Maximum Commitment Amount.

(a) The recital of the Agreement providing that the Company has authorized the issuance of the Notes is hereby amended by deleting the reference therein to “$50,000,000” and replacing it with “$60,000,000”.

(b) Schedule I to the Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex A. From and after the Amendment Effective Date, each reference in the Agreement, the Notes and the other Transaction Documents to “Schedule I” shall be deemed a reference to Schedule I as amended and restated hereby, and the Maximum Commitment Amount of each Holder shall be the amount set forth opposite such Holder’s name on Annex A.

(c) Each Increasing Investor hereby expressly consents in writing to the increase of its Maximum Commitment Amount as set forth on Annex A for all purposes of the Notes, including the definition of “Maximum Commitment Amount” therein.

3. Funding of the Incremental Commitment.

Notwithstanding anything to the contrary in Section 2.3 of the Agreement or Sections 2.01 and 2.05 of the Notes (including the pro rata funding requirements thereof), (a) the first $10,000,000 in aggregate principal amount of Additional Notes requested pursuant to Funding Notices delivered after the Amendment Effective Date (the “Incremental Tranche”) shall be funded solely by the Increasing Investors, ratably in accordance with their respective shares of the Incremental Commitment [***], and no other Investor shall be required or entitled to fund any portion of the Incremental Tranche; and (b) following the funding in full of the Incremental Tranche, each subsequent Subsequent Funding shall be funded by the Holders pro rata in accordance with their respective unused Maximum Commitment Amounts.

4. Conforming Amendments to the Notes.

The Holders party hereto, constituting the Required Holders, together with the Company and the Collateral Agent, hereby agree that each outstanding Note and each Additional Note issued after the Amendment Effective Date shall be deemed amended to the extent necessary to give effect to this Amendment. Any Additional Note issued after the Amendment Effective Date may reflect this Amendment.

5. Reaffirmation of Security.

The Company hereby represents, warrants and agrees that (a) all Obligations, including Obligations under any Additional Notes issued in respect of the increased Maximum Commitment Amount, constitute “Obligations” under the Notes, the Security Agreement and the other Collateral

Documents; (b) notwithstanding the effectiveness of this Amendment, the obligations (including the Obligations) of the Company under each of the Transaction Documents to which it is a party shall not be impaired and each of the Transaction Documents to which the Company is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; and (c) after giving effect to this Amendment, and other than as expressly set forth in Section 8, neither the modification of the Agreement or the other Transaction Documents (by this Amendment) nor the execution, delivery and performance of this Amendment or any other Transaction Document shall impair the validity, effectiveness or priority of the Liens (as defined in the Security Agreement) granted pursuant to the Collateral Documents (as in effect immediately prior to the date hereof, the “Existing Security Documents”) and such Liens are hereby ratified and shall continue unimpaired with the same priority to secure repayment of all the Obligations, whether heretofore or hereafter incurred, including the Obligations under the Notes and the Additional Notes. The Company further acknowledges and agrees that (d) neither the modification of the Agreement or the other Transaction Documents (by this Amendment) nor the execution, delivery, performance or effectiveness of this Amendment requires any new filings be made or other actions taken to perfect or maintain the perfection of such Liens; and (e) other than as expressly set forth in Section 8, the position of the Collateral Agent with respect to such Liens, the Collateral (as defined in the Existing Security Documents) in which a security interest was granted pursuant to the Existing Security Documents, and the ability of the Collateral Agent to realize upon such Liens pursuant to the terms of the Existing Security Documents have not been adversely affected in any material respect by modification of the Agreement effectuated pursuant to this Amendment, or by the execution, delivery, performance or effectiveness of this Amendment.

6. Representations and Warranties of the Company.

The Company represents and warrants to the Investors and the Collateral Agent that, as of the Amendment Effective Date: (a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action, including by the Special Committee of the Board of Directors of the Company; (b) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equity principles; (c) the representations and warranties of the Company in the Agreement and the other Transaction Documents are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date; and (d) no Default or Event of Default has occurred and is continuing or would result from this Amendment.

7. Conditions to Effectiveness.

This Amendment shall become effective on the Amendment Effective Date upon satisfaction of the following conditions:

(a) receipt of counterparts of this Amendment duly executed by the Company, the Collateral Agent, each Increasing Investor and Holders constituting the Required Holders;

(b) receipt by the Investors of a certificate of the Secretary of the Company certifying resolutions of the Special Committee of the Board of Directors of the Company approving this Amendment, the increase in the Maximum Commitment Amount and the reservation of shares of Common Stock issuable upon conversion of the Notes; and

(c) payment of the reasonable and documented fees and expenses of the Investors and the Collateral Agent required to be paid pursuant to Section 9.6 of the Agreement in connection with this Amendment.

8. [***]

9. Effect of Amendment.

Except as expressly set forth herein, the Agreement, the Notes and the other Transaction Documents remain unchanged and in full force and effect and are hereby ratified and confirmed. From and after the Amendment Effective Date, each reference in the Agreement to “this Agreement” and each reference in the Notes and the other Transaction Documents to the “Exchange Agreement” or the “Exchange and Subscription Agreement” shall mean the Agreement as amended hereby. This Amendment shall constitute a Transaction Document. Except as expressly set forth in Section 8, this Amendment shall not constitute a waiver of any right, power or remedy of any Investor or the Collateral Agent under the Transaction Documents.

10. Miscellaneous.

Sections 9.4 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury), 9.6 (Expenses), 9.11 (Headings) and 9.12 (Counterparts) of the Agreement are incorporated herein by reference, mutatis mutandis.

11. Direction to Collateral Agent. Each Holder party hereto (constituting the Required Holders) (a) hereby authorizes and directs the Collateral Agent to promptly execute this Amendment and such other documents and agreements as contemplated herein and to take such other actions as may be necessary in furtherance of this Amendment and (b) acknowledges and agrees that (i) the Collateral Agent has executed this Amendment in reliance on the direction set forth in clause (a) of this Section 11, (ii) the Collateral Agent shall not have any responsibility or liability for executing this Amendment, such other documents and agreements, or for taking such actions, or ascertaining or confirming whether any of the foregoing are consistent with or comply with the terms of the Agreement or any of the Transaction Documents (as amended and modified by this Amendment or otherwise) and (iii) the Collateral Agent will conclusively rely on the documents provided to it with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

VROOM, INC.

By: /s/ Jonathan Sandison
Name: Jonathan Sandison
Title: Chief Financial Officer

[Signature Page to the First Amendment to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTOR:

MUDRICK CAPITAL MANAGEMENT, L.P., as investment manager on behalf of the Mudrick funds holding Notes

By: /s/ Scot Pasquale
Name: Scot Pasquale
Title: Chief Financial Officer

[Signature Page to the First Amendment to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTOR:

ROBERT J. MYLOD, JR.

/s/ Robert J. Mylod, Jr.

[Signature Page to the First Amendment to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTOR:

ANNOX CAPITAL, LLC

By: /s/ Robert J. Mylod, Jr.
Name: Robert J. Mylod, Jr.
Title: Authorized Signatory

[Signature Page to the First Amendment to Exchange and Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COLLATERAL AGENT:

ACQUIOM AGENCY SERVICES LLC

By: /s/ Fareen Jivraj
Name: Fareen Jivraj

Title: Senior Director

[Signature Page to the First Amendment to Exchange and Subscription Agreement]

ANNEX A

SCHEDULE I – INVESTORS

(Amended and Restated as of the Amendment Effective Date)

Name and Address and Notice Details	Current Draw Amount (as of 10/9/2026)	Aggregate Principal Amount of Existing Notes Exchanged	Description of Existing Notes Exchanged	Maximum Commitment Amount
Annox Capital, LLC 480 Pierce St., Ste. 240 Birmingham, MI 48009	2,500,000	$5,000,000	5.000% Convertible Senior Notes due 2030, issued August 29, 2025	$9,000,000 (increased from $7,500,000)
Mudrick Capital Management, L.P. 31 W 52nd Street, Floor 16 New York, NY 10019	14,000,000	$8,000,000	Delayed draw term loan facility established March 8, 2025	$30,500,000 (increased from $22,000,000)
Robert J. Mylod, Jr. 480 Pierce St., Ste. 240 Birmingham, MI 48009	2,500,000	$15,500,000	Senior Secured Delayed Draw Notes due 2026, issued November 25, 2025 ($10,500,000) and 5.000% Convertible Senior Notes due 2030, issued August 29, 2025 ($5,000,000)	$18,000,000
BofA Securities, Inc. Bank of America Tower One Bryant Park, 3rd Fl New York, NY 10036 Attention: Nick Vanden	2,500,000	None	N/A	$2,500,000
TOTAL	$21,500,000	$28,500,000		$60,000,000

Annex A-1